UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2025

Townsquare Media, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36558			27-1996555
(State or other jurisdiction of incorporation or organization)	(Commission file number)			(I.R.S. Employer Identification No.)

	One Manhattanville Road,		Suite 202
	Purchase,	New York	10577
(Address of Principal Executive Offices, including Zip Code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	TSQ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 19, 2025, Townsquare Media, Inc. (the “Company”) entered into a $490 million credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent and the lenders and financial institutions party thereto. The Credit Agreement, subject to the terms and conditions set forth therein, provides for a five-year, $470 million senior secured term loan facility (the “Term Loan Facility”) and a five-year, $20 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facility”). The Company used the approximately $453 million of net proceeds from the Senior Secured Credit Facility (after giving effect to original issue discount, fees, expenses and the $10 million of the Revolving Credit Facility drawn at closing), together with cash on hand, to redeem all of the Company’s outstanding 6.875% senior secured notes due 2026 (the “2026 Notes”) on February 19, 2025 (the “Redemption Date”), and to pay the fees and expenses related thereto.

Maturity and Prepayments

The Term Loan Facility matures on February 19, 2030. Revolving loans incurred under the Revolving Credit Facility mature on February 19, 2030.

Subject to certain exceptions, the Senior Secured Credit Facility will be subject to mandatory pre-payments in amounts equal to (1) 100% of the net cash proceeds from issuances or incurrence of debt by the Company or any of the subsidiary guarantors (other than with respect to certain permitted indebtedness); (2) 100% of the net cash proceeds from certain sales or other dispositions of assets by the Company or any of the subsidiary guarantors in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; and (3) 75% (with step-downs to 50%, 25% and 0% based upon achievement of specified first lien net leverage ratios) of annual excess cash flow of the Company and its subsidiaries subject to exceptions and limitations.

Security and Guarantees

The obligations of the Company under the Senior Secured Credit Facility are guaranteed by each of its direct and indirect, existing and future, domestic subsidiaries, subject to customary exceptions and limitations, pursuant to a security agreement, dated as of February 19, 2025 (the “Security Agreement”), by and between the Company, the guarantors party thereto and Bank of America, N.A., as collateral agent.

The Senior Secured Credit Facility is secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s tangible and intangible assets (subject to certain exceptions).

Interest

The initial per annum interest rate applicable to the Term Loan Facility is based on current SOFR levels with a 0.50% per annum SOFR floor and an applicable margin of 500 basis points (or an alternative base rate and an applicable margin of 400 basis points). The per annum interest rate applicable to the Revolving Credit Facility is based on current SOFR levels and an applicable margin of 375 basis points (or an alternative base rate and an applicable margin of 275 basis points). At the close of the transaction, $10 million of the Revolving Credit Facility was drawn.

Covenants

The Senior Secured Credit Facility contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and the guarantors to (1) incur additional indebtedness (including guarantee obligations); (2) incur liens; (3) engage in mergers or other fundamental changes; (4) sell certain property or assets; (5) pay dividends or other distributions; (6) make acquisitions, investments, loans and advances; (7) prepay certain indebtedness; (8) change the nature of their business; (9) engage in certain transactions with affiliates; and (10) incur restrictions on contractual obligations limiting interactions between the Company and its subsidiaries or limit actions in relation to the Senior Secured Credit Facility.

Events of Default

The Senior Secured Credit Facility contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross-default to other indebtedness in an amount equal to the greater of $15 million and 15% of the Company’s four quarter consolidated EBITDA; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults in an amount equal to the greater of $15 million and 15% of the Company’s four quarter consolidated EBITDA; actual or asserted invalidity or impairment of any definitive loan documentation; and change of control.

The Company and its affiliates may from time to time engage certain of the lenders under the Credit Agreement to provide other banking, investment banking and financial services.

The foregoing description of the Senior Secured Credit Facility is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the Security Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The Company used the approximately $453 million of net proceeds from the Senior Secured Credit Facility (after giving effect to original issue discount, fees, expenses and the $10 million of the Revolving Credit Facility drawn at closing), together with cash on hand, to redeem the remaining $467.4 million aggregate principal amount outstanding of the 2026 Notes issued pursuant to the indenture, dated as of January 6, 2021 (as amended and supplement, the “Indenture”), among the Company, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent. The obligations of the Company and the guarantors under the Indenture with respect to the 2026 Notes were satisfied and discharged on February 19, 2025, concurrently with the redemption of the 2026 Notes pursuant to the terms of the Indenture.

The material terms and conditions of the Indenture are described in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 6, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits

    (d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Credit Agreement dated as of February 19, 2025, among the Company, Bank of America, N.A., as administrative agent and collateral agent, and the lenders and financial institutions party thereto.
10.2	Security Agreement dated as of February 19, 2025, among the Company, the guarantors party thereto and Bank of America, N.A., as collateral agent.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	TOWNSQUARE MEDIA, INC.

	By:	/s/ Stuart Rosenstein
	Name:	Stuart Rosenstein
	Title:	Executive Vice President and Chief Financial Officer

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